EXHIBIT 99

Contact:	Bill Lackey	FOR IMMEDIATE RELEASE
	Director, Investor Relations	Moved On PR Newswire
	Corporate	May 21, 2008
310.615.1700
blackey3@csc.com

Mike Dickerson
Director, Media Relations
Corporate
310.615.1647
mdickers@csc.com

CSC REPORTS FOURTH QUARTER AND RECORD FULL-YEAR 2008 RESULTS

          FALLS CHURCH, Va., May 21 -- CSC (NYSE: CSC) today reported record annual revenues of $16.5 billion for fiscal year 2008, up 11% year over year.  Additionally, the company reported record earnings per share for the fiscal year ended March 28, 2008.  Summary results include:

• Fourth quarter revenue of $4.48 billion, up 11%; fiscal 2008 revenue of $16.5 billion, also up 11%;

• Fourth quarter net income of $181.7 million, or $1.15 per share (diluted), including special items of 29 cents per share; excluding special items, diluted EPS of $1.44, exceeding prior guidance;

• Fiscal 2008 net income of $544.6 million, or $3.20 per share (diluted), including special items of 64 cents per share; excluding special items, diluted EPS of $3.84, at the high end of guidance;

• Full year operating cash flow of $1.34 billion as reported; free cash flow of $306 million, excluding restructuring cash outflows of $130 million.

          Net income for the fourth quarter was $181.7 million, or $1.15 per share (diluted), including special charges related to the restructuring program announced in April 2006 of $45.6 million after tax, or 29 cents per share.  Diluted earnings per share, excluding the special items, were $1.44 compared to last year’s fourth quarter earnings per share of $1.58, excluding special items.

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Computer Sciences Corporation - Page 2	May 21, 2008

          For the year ended March 28, 2008, net earnings were $544.6 million, or $3.20 per share (diluted), including an after-tax net special charge of $108.2 million, or 64 cents per share (diluted), related primarily to the restructuring charge mentioned above.  Excluding the special items, the $3.84 of diluted earnings per share for fiscal 2008 compares to $3.67 for fiscal 2007.

          The 11% (approximately 7% in constant currency) quarterly revenue gain noted above was led by CSC’s global commercial sector, which grew in excess of 16% (approximately 11% in constant currency), posting $3.01 billion compared to $2.59 billion in the year-ago quarter.  U.S. commercial revenue posted a strong fourth quarter total of $1.15 billion, up 20% compared with $963.7 million last year.  European revenue rose to $1.38 billion, up 12% (approximately 4% in constant currency) from $1.23 billion for the fourth quarter last year.  CSC's non-European international revenue was $473.9 million, up 22% (approximately 8% in constant currency) compared with last year’s $388.5 million.

          For the fourth quarter, CSC’s North American Public Sector (NPS) revenue increased 1% to $1.48 billion from $1.46 billion for last year’s fourth quarter.  Revenue derived from CSC’s DoD-related business was $977.6 million, up 2% from last year’s $959.4 million.  This 2% growth reflects additional business partially offset by normal anticipated contract expirations.  CSC’s civil agency activities generated revenue of $441.7 million, down 4% compared to $461.5 million last year.  Other NPS segment revenue was $56.1 million, up 48% compared to $38.0 million in last year’s fourth quarter.

          Major announced business awards for the fourth quarter were $2.5 billion, bringing the full-year total to $13.3 billion.  CSC’s NPS pipeline of opportunities over the next 22 months is approximately $50 billion, comprised of more than 550 programs across a diverse set of both DoD and civil agency activity.  The company’s commercial opportunity pipeline is also robust, and the first quarter is off to a solid beginning with more than $1.6 billion in commercial bookings already signed.

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Computer Sciences Corporation - Page 3	May 21, 2008

“We are delighted with our record revenue and earnings,” said CSC Chairman, President and Chief Executive Officer Michael W. Laphen. “We are also very pleased that we met or exceeded all of our financial guidance, including free cash flow. On the strength of fiscal 2008 results, we continue to advance toward our strategic goal of diversifying our services portfolio. To that end, our business mix is now 35% North American Public Sector, 41% Global Outsourcing and 24% Business Solutions and Services. As a result of our portfolio diversification efforts, we anticipate future improvements in our growth, profitability and cash flow.

“We are strengthening our positions in these three lines of business and six vertical markets to help drive longer-term operational and financial performance. We anticipate that the market for CSC’s Business Solutions and Services will provide higher revenue growth rates and operating margins in the future, enabling us to continue our expansion of integrated offerings across selected global markets and industries. As an example, the acquisition of First Consulting Group, which closed in the fourth quarter, has enhanced our market position in the healthcare industry with increased capabilities for that important market.”

          For the full fiscal year 2009, CSC expects revenue growth, excluding any fiscal year 2009 acquisitions, to be in the 6% to 8% range and earnings per share to be in the $4.20 to $4.40 range, an increase of 9% to 15% year over year.

Free cash flow for fiscal year 2009 is expected to be approximately 80% to 90% of net income, consistent with CSC’s guidance.

For the first quarter, ending June 27, 2008, CSC anticipates revenue to be in the range of $4.25 billion to $4.40 billion, an increase of 11% to 15% year over year.

Earnings per share for the first quarter are expected to be in the range of 70 cents to 80 cents, reflecting the adverse comparative impacts from several non-operating items.

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Computer Sciences Corporation - Page 4	May 21, 2008

          As announced in the company’s press release dated April 29, 2008, a teleconference will be held today at 5:00 p.m. EDT to discuss fourth quarter results.  This teleconference can be accessed from the CSC Web site at www.csc.com/investorrelations, in a listen-only mode.

          CSC will be hosting an institutional investor meeting in New York City on June 5, 2008, at the Barclay Intercontinental Hotel, from 8:30 a.m. to 1:30 p.m., including lunch. Participants attending in person are required to register for the meeting and can do so at www.csc.com/ir.  The meeting, including a slide presentation, will be webcast live through a link on the company’s Web site at www.csc.com/investorrelations.

CSC is a leading information technology (IT) services company. CSC’s mission is to be a global leader in providing technology-enabled business solutions and services.

          With approximately 90,000 employees, CSC provides innovative solutions for customers around the world by applying leading technologies and CSC’s own advanced capabilities. These include systems design and integration; IT and business process outsourcing; applications software development; Web and application hosting; and management consulting.  CSC reported revenue of $16.5 billion for the 12 months ended March 28, 2008.  For more information, visit the company’s Web site at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control.  These factors could cause actual results to differ materially from such forward-looking statements.  For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended March 30, 2007.  The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise except as required by law.

Note to Analysts and Editors: Please see attached tables.

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Computer Sciences Corporation - Page 5		May 21, 2008

Revenues by Segment
(preliminary and unaudited)

	Fourth Quarter Ended
	March 28,	March 30,	% of Total
(In millions)	2008	2007	Fiscal 2008	Fiscal 2007

U.S. Commercial	$1,151.5	$963.7	26%	24%
Europe	1,383.6	1,233.0	31	30
Other International	473.9	388.5	10	10
Global Commercial	3,009.0	2,585.2	67	64

Department of Defense	977.6	959.4	22	24
Civil Agencies	441.7	461.5	10	10
Other (1)	56.1	38.0	1	1
North American Public Sector	1,475.4	1,458.9	33	36

	$4,484.4	$4,044.1	100%	100%

	Twelve Months Ended
	March 28,	March 30,	% of Total
(In millions)	2008	2007	Fiscal 2008	Fiscal 2007

U.S. Commercial	$4,128.6	$3,776.7	25%	25%
Europe	4,824.6	4,144.6	29	28
Other International	1,765.2	1,487.1	11	10
Global Commercial	10,718.4	9,408.4	65	63

Department of Defense	3,859.7	3,603.3	23	25
Civil Agencies	1,734.0	1,686.8	11	11
Other (1)	187.4	156.4	1	1
North American Public Sector	5,781.1	5,446.5	35	37

	$16,499.5	$14,854.9	100%	100%

(1)	Other revenues consist of state, local and foreign government as well as commercial contracts performed by the North American Public Sector.

Computer Sciences Corporation - Page 6	May 21, 2008

Consolidated Statements of Income
(preliminary and unaudited)

	Fourth Quarter Ended		Twelve Months Ended
(In millions except per-share amounts)	March 28,	March 30,	March 28,	March 30,
	2008	2007	2008	2007
Revenues	$4,484.4	$4,044.1	$16,499.5	$14,854.9

Costs of services (excludes depreciation and amortization)	3,498.4	3,139.5	13,151.9	11,813.5
Selling, general and administrative	253.5	236.3	975.4	918.3
Depreciation and amortization	320.3	284.4	1,198.6	1,073.6
Interest expense	56.3	57.7	185.4	217.9
Interest income	(11.3)	(7.7)	(37.1)	(49.5)
Special items	63.4	36.2	155.8	316.1
Other income	(6.5)	(14.1)	(48.4)	(41.3)

Total costs and expenses	4,174.1	3,732.3	15,581.6	14,248.6

Income before taxes	310.3	311.8	917.9	606.3
Taxes on income	128.6	57.6	373.3	209.0

Net income	$181.7	$254.2	$544.6	$397.3

Basic	$1.16	$1.47	$3.26	$2.25

Diluted	$1.15	$1.44	$3.20	$2.21

Average common shares outstanding for:
Basic EPS	156.210	173.061	167.233	176.263
Diluted EPS	157.624	176.397	170.168	179.733

Earnings before special items, interest and taxes	$418.7	$398.0	$1,222.0	$1,090.8

Computer Sciences Corporation - Page 7	May 21, 2008

Selected Balance Sheet Data
(preliminary and unaudited)

	March 28,	March 30,
(In millions)	2008	2007
Assets
Cash and cash equivalents	$698.9	$1,050.1
Receivables, net of allowance for doubtful accounts	4,459.8	4,187.4
Prepaid expenses and other current assets	1,764.5	1,464.0
Total current assets	6,923.2	6,701.5

Property and equipment, net	2,764.6	2,539.1
Outsourcing contract costs, net	925.4	1,029.5
Software, net	527.4	513.3
Goodwill	3,975.2	2,500.1
Other assets	659.0	456.7
Total assets	$15,774.8	$13,740.2

Liabilities
Short-term debt and current maturities of long-term debt	$838.4	$93.7
Accounts payable	798.1	855.7
Accrued payroll and related costs	926.6	732.5
Other accrued expenses	1,638.7	2,014.1
Deferred revenue	1,078.5	1,025.5
Income taxes payable and deferred income taxes	310.0	934.6
Total current liabilities	5,590.3	5,656.1

Long-term debt, net	2,635.3	1,412.2
Income tax liabilities	1,235.6
Other long-term liabilities	851.8	1,131.9

Stockholders' Equity	5,461.8	5,540.0

Total liabilities and stockholders' equity	$15,774.8	$13,740.2

Computer Sciences Corporation - Page 8	May 21, 2008

Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Twelve Months Ended
(In millions)	March 28,	March 30,
	2008	2007
Cash flows from operating activities:
Net income	$544.6	$397.3
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization and other non-cash charges	1,281.3	963.1
Loss/(Gain) on dispositions	2.5	(23.2)
Changes in operating assets and liabilities, net of effects of acquisitions:
Increase in assets	(479.4)	(563.0)
(Decrease) increase in liabilities	(6.1)	804.4

Net cash provided by operating activities	1,342.9	1,578.6

Investing activities:
Purchases of property and equipment	(876.6)	(685.9)
Acquisitions, net of cash acquired	(1,591.1)	(134.3)
Business disposition		2.8
Outsourcing contracts	(165.3)	(112.7)
Software	(171.7)	(154.2)
Other investing activities, net	86.0	211.6

Net cash used in investing activities	(2,718.7)	(872.7)

Financing activities:
Net borrowing of commercial paper	255.2
Borrowings under lines of credit	304.7	542.9
Repayment of borrowings under lines of credit	(317.0)	(564.4)
Principal payments on long-term debt	(1,440.3)	(40.8)
Proceeds from debt issuance	3,100.0
Proceeds from stock options, and other common stock transactions	86.0	94.8
Excess tax benefit from stock-based compensation	10.7	12.1
Repurchase of common stock, net of settlement	(1,013.2)	(1,000.0)
Other financing activities, net	11.8	(0.1)

Net cash provided by (used in) financing activities	997.9	(955.5)

Effect of exchange rate changes on cash and cash equivalents	26.7	9.0

Net decrease in cash and cash equivalents	(351.2)	(240.6)
Cash and cash equivalents at beginning of year	1,050.1	1,290.7

Cash and cash equivalents at end of period	$698.9	$1,050.1

Computer Sciences Corporation - Page 9	May 21, 2008

Non-GAAP Financial Measures

The following tables reconcile Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA); Earnings Before Interest and Taxes (EBIT); and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP).  CSC management believes that these three non-GAAP financial measures provide useful information to investors regarding the Company's financial condition and results of operations as they provide another measure of the Company's profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.  Management uses earnings before special items to evaluate business unit financial performance and it is one of the measures used in assessing management performance.  One of the limitations associated with the use of earnings before special items (as compared to reported earnings) is that it does not reflect the complete financial results of the Company.  CSC compensates for these limitations by providing a reconciliation between earnings before special items and reported earnings.

GAAP Reconciliations
(In millions)

EBITDA / EBIT (preliminary and unaudited)	Fourth Quarter Ended		Twelve Months Ended
	March 28,	March 30,	March 28,	March 30,
	2008	2007	2008	2007
EBITDA and special items	$739.0	$682.4	$2,420.6	$2,164.4
Special items	63.4	36.2	155.8	316.1
EBITDA	675.6	646.2	2,264.8	1,848.3
Depreciation and amortization	320.3	284.4	1,198.6	1,073.6
EBIT	355.3	361.8	1,066.2	774.7
Interest, net	45.0	50.0	148.3	168.4
Income before taxes	310.3	311.8	917.9	606.3
Taxes on income	128.6	57.6	373.3	209.0
Net income	$181.7	$254.2	$544.6	$397.3

Free Cash Flow (preliminary and unaudited)	Twelve Months Ended
	March 28,	March 30,
	2008	2007
Free cash flow before restructuring	$305.6	$853.2
Cash used in restructuring, net of tax	130.4	181.7
Free cash flow	175.2	671.5
Net cash used in investing activities	2,718.7	872.7
Acquisitions, net of cash acquired	(1,591.1)	(134.3)
Dispositions		2.8
Proceeds from redemption of investment in preferred stock		126.5
Capital lease payments	40.1	39.4
Net cash provided by operating activities	$1,342.9	$1,578.6

Note:
Capital lease payments and proceeds from the sale of property and equipment (included in investing activities) are included in the calculation of free cash flow.  Proceeds from the redemption of DynCorp preferred stock is included in other investing activities and is being excluded from the calculation of free cash flow.

Computer Sciences Corporation - Page 10	May 21, 2008

Earnings per Share Reconciliation (preliminary and unaudited)

The following table is presented to illustrate the impact of the special items on earnings per share.  The earnings per share amounts presented below include non-GAAP measures.  This table should be read in conjunction with the Consolidated Statements of Income within this release on which the GAAP earnings per share measures are presented.  Earnings per share before special items provides a basis for comparing current operating performance to past and future operating performance.  CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company's financial condition and results of operations as they provide another measure of the Company's profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.  Management uses earnings before special items to evaluate business unit financial performance and it is one of the measures used in assessing management performance.  One of the limitations associated with the use of earnings before special items (as compared to reported earnings) is that it does not reflect the complete financial results of the Company.  CSC compensates for these limitations by providing a reconciliation between earnings before special items and reported earnings.

	Fourth Quarter Ended
	March 28, 2008		March 30, 2007

		EPS		EPS
	Amount	(diluted)	Amount	(diluted)
Net income and EPS (diluted), as reported	$181.7	$1.15	$254.2	$1.44
Add back: Special items	45.6	0.29	25.0	0.14
Income before special items	$227.3	$1.44	$279.2	$1.58

Average common shares outstanding for diluted EPS		157.624		176.397

	Twelve Months Ended
	March 28, 2008		March 30, 2007

		EPS		EPS
	Amount	(diluted)	Amount	(diluted)
Net income and EPS (diluted), as reported	$544.6	$3.20	$397.3	$2.21
Add back: Special items	108.2	0.64	262.0	1.46
Income before special items	$652.8	$3.84	$659.3	$3.67

Average common shares outstanding for diluted EPS		170.168		179.733

Notes:	All amounts are net of taxes.
Amounts are in millions except per-share amounts.